                           AMENDED AND RESTATED


                         ARTICLES OF INCORPORATION


                                     OF


                            OFFICE MANAGER, INC.


     Pursuant to the provisions of the Nevada Revised Statutes, as amended,

the undersigned corporation hereby adopts the following Amended and

Restated Articles of Incorporation (the "Amended and Restated Articles"),

consisting of Article I.


     FIRST: The name of the corporation is Office Manager, Inc., (the

"Corporation").


     SECOND: The text of the Amended and Restated Articles follows:


                                 ARTICLE I


                                    NAME


     The name of this Corporation shall be:  Office Managers, Inc.


     THIRD:   The Amended and Restated Articles were adopted on October 20,

2000.

     FORTH:   These Amended and Restated Articles supersede the original

Articles of Incorporation and all amendments hereto.  Authority was given to the below named officers of the corporation to file these Amended and

Restated Articles with the Nevada Secretary of State pursuant to the unanimous consent of the Board of Directors.

     FIFTH:   The provisions of the Amended and Restated Articles change the name of the Corporation from Office Manager, Inc. to Office Managers,

Inc.  IN WITNESS HEREOF, these Amended and Restated Articles have been executed on this ____ day of November, 2000.
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                                   By:
                                      -------------------------------------
                                          Steven Weiss, President


                                   By:
                                      -------------------------------------
                                          John Hickey, Secretary/ Treasurer



STATE OF _____________             )
                         :    ss.
COUNTY OF ____________        )

     On the ____ day of October, 2000, personally appeared before me, a

Notary Public, Steven Weiss, who acknowledged that he is the President of

Office Manager, Inc. and that he is authorized to and did execute the above instrument.


                                   _________________________________
                                   Notary Public

                                   My Commission Expires _____________



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

STATE OF _____________             )
                         :    ss.
COUNTY OF ____________             )

     On the ____ day of November, 2000, personally appeared before me, a

Notary Public, John Hickey, who acknowledged that he is the

Secretary/Treasurer of Office Manager, Inc. and that he is authorized to and did execute the above instrument.


                                   _________________________________
                                   Notary Public

                                   My Commission Expires _____________






















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